Contact:	Mark E. Secor
Chief Financial Officer
Phone:	(219) 873-2611
Fax:	(219) 874-9280
Date:	January 24, 2024

FOR IMMEDIATE RELEASE

Horizon Bancorp, Inc. Announces Fourth Quarter and Full Year 2023 Results, Successfully Executes Balance Sheet Restructuring for Future Earnings Growth

Michigan City, Indiana, January 24, 2024 (GLOBE NEWSWIRE) – (NASDAQ GS: HBNC) – Horizon Bancorp, Inc. (“Horizon” or the “Company”) announced its unaudited financial results for the three and twelve months ended December 31, 2023.

“Horizon had a very positive and productive fourth quarter, led by strong loan growth, consistent core deposit balances, stabilized net interest margin and excellent asset quality,” President and Chief Executive Officer Thomas M. Prame said. “Additionally, we closed out the year with a successful restructure of our balance sheet, providing abundant liquidity to deploy into higher yielding assets and drive meaningful earnings growth in future quarters. Over the quarter, the team made significant progress building out our leasing platform, and we expect to see positive impacts from this effort in the second quarter of 2024. The franchise is experiencing positive momentum in its core business models and we are very optimistic about our position as we enter 2024 and our ability to create value for our shareholders and clients.”

Fourth Quarter 2023 Highlights

•Commercial loan growth totaled $85.7 million, increasing by 13.1% annualized during the quarter and 8.4% since December 31, 2022. Total loans were $4.42 billion at period end, increasing by 5.2% annualized during the quarter and 6.1% since December 31, 2022.

•Deposits remained resilient, totaling $5.7 billion at period end, compared to $5.7 billion on September 30, 2023. Brokered deposits and wholesale borrowing levels were consistent with third quarter balances.

•Net interest margin increased to 2.43% compared to 2.41% in the linked quarter. Interest income was $42.3 million compared to $42.1 million in the linked quarter.

•Cash totaled $519.4 million at period end, providing significant flexibility to drive future net interest margin growth through deployment into higher yielding assets throughout 2024.

•Excellent asset quality with net charge–offs representing 0.02% of average loans for the quarter, delinquent loans representing 0.38% of total loans at period end and non–performing loans representing 0.44% of total loans at period end, with the increase in provision primarily attributable to loan growth.

•In December, the Company announced a balance sheet repositioning that included the sale of $382.7 million in lower-yielding securities and the surrender of $112.8 million of bank owned life insurance (“BOLI”) policies. For the quarter, the Company recorded a net loss of $25.2 million, or $0.58 per diluted share. Excluding the $38.7 million after-tax impact of the balance sheet repositioning and approximately $705,000 in extraordinary expenses associated with previously disclosed staffing changes, the launch of Horizon Equipment Finance and the expansion of the Bank's treasury management capabilities, adjusted net income was $14.1 million, or $0.33 per diluted share, in the quarter. (See the “Non–GAAP Reconciliation of Net Income” table below.) This compared to third quarter 2023 net income of $16.2 million, or $0.37 per diluted share.

Horizon Bancorp, Inc. Announces Fourth Quarter and Full Year 2023 Results

•Horizon continues to maintain cash at the holding company level representing approximately eight quarters of dividend payments and fixed costs.

Summary

	For the Three Months Ended
	December 31,	September 30,	December 31,
Net Interest Income and Net Interest Margin	2023	2023	2022
Net interest income	$42,257	$42,090	$48,782
Net interest margin	2.43%	2.41%	2.85%
Adjusted net interest margin	2.42%	2.38%	2.83%

	For the Three Months Ended
	December 31,	September 30,	December 31,
Asset Yields and Funding Costs	2023	2023	2022
Interest earning assets	4.69%	4.48%	3.88%
Interest bearing liabilities	2.74%	2.52%	1.29%

	For the Three Months Ended
Non–interest Income and	December 31,	September 30,	December 31,
Mortgage Banking Income	2023	2023	2022
Total non–interest income	$(20,449)	$11,830	$10,674
Gain on sale of mortgage loans	951	1,582	1,196
Mortgage servicing income net of impairment	724	631	637

	For the Three Months Ended
	December 31,	September 30,	December 31,
Non–interest Expense	2023	2023	2022
Total non–interest expense	$39,330	$36,168	$35,711
Annualized non–interest expense to average assets	1.98%	1.81%	1.84%

	For the Three Months Ended
	December 31,	September 30,	December 31,
Credit Quality	2023	2023	2022
Allowance for credit losses to total loans	1.13%	1.14%	1.21%
Non–performing loans to total loans	0.44%	0.45%	0.52%
Percent of net charge–offs to average loans outstanding for the period	0.02%	0.02%	0.01%

Allowance for	December 31,	Net Reserve				December 31,
Credit Losses	2023	4Q23	3Q23	2Q23	1Q23	2022
Commercial	$29,736	$264	$(882)	$(802)	$(1,289)	$32,445
Retail Mortgage	2,503	(291)	(854)	(799)	(1,130)	5,577
Warehouse	481	(233)	(179)	95	(222)	1,020
Consumer	17,309	590	1,638	1,956	1,703	11,422
Allowance for Credit Losses (“ACL”)	$50,029	$330	$(277)	$450	$(938)	$50,464
ACL / Total Loans	1.13%					1.21%
Acquired Loan Discount (“ALD”)	$4,790	$(358)	$(371)	$(639)	$(121)	$6,279

Horizon Bancorp, Inc. Announces Fourth Quarter and Full Year 2023 Results

Income Statement Highlights

Net loss for the fourth quarter of 2023 was $25.2 million, or $0.58 diluted earnings per share, compared to net income of $16.2 million, or $0.37, for the linked quarter and $21.2 million, or $0.48, for the prior year period. The results for the fourth quarter of 2023 when compared to the linked quarter reflect a decrease in non–interest income of $32.3 million due primarily to a $31.6 million net loss on the sale of securities, and increases in credit loss expense of $1.0 million, income tax expense of $5.1 million due to the early surrender of bank owned life insurance, and non–interest expense of $3.2 million including $705,000 of extraordinary items.

Net interest income was $42.3 million in the fourth quarter of 2023, increasing $167,000 from $42.1 million in the linked quarter.

Total non–interest income of negative $20.4 million was $32.3 million lower in the fourth quarter of 2023 when compared to the third quarter of 2023, primarily due to a $31.6 million loss on sale of investment securities, a decrease in gain on sale of mortgage loans of $631,000 and a decrease of $397,000 in income from bank owned life insurance.

Total non–interest expense was $3.2 million higher in the fourth quarter of 2023 when compared to the third quarter of 2023, primarily due to a $1.8 million increase in salaries and employee benefits, a $835,000 increase in other expense, a $320,000 increase in other losses and a $225,000 increase in loan expense from the linked quarter. The increase in expenses was substantially due to costs associated with previously disclosed staffing restructuring, recruiting costs, the launch of Horizon Equipment Finance and related variable benefits cost.

Income tax expense was $5.1 million higher in the fourth quarter of 2023 when compared to the third quarter of 2023, primarily attributed to bank owned life insurance tax expense and excise tax of $8.6 million and a tax valuation allowance of $5.2 million recorded during the fourth quarter for the carry forward timing of recognizing capital losses from the previously announced fourth quarter securities sale for tax purposes.

Net Interest Margin

Horizon’s net interest margin (“NIM”) was 2.43% for the fourth quarter of 2023 compared to 2.41% for the third quarter of 2023.

Net interest margin, excluding acquisition–related purchase accounting adjustments (“adjusted net interest margin”), was 2.42% for the fourth quarter of 2023, compared to 2.38% for the linked quarter. (See the “Non–GAAP Reconciliation of Net Interest Margin” table below).

Lending Activity

Total loan balances and loans held for sale increased to $4.42 billion on December 31, 2023 compared to $4.36 billion on September 30, 2023. During the three months ended December 31, 2023, commercial loans increased $85.7 million, and residential mortgage loans increased $5.7 million, offset by a decrease in mortgage warehouse loans of $20.8 million, consumer loans of $12.0 million and loans held for sale of $1.4 million.

Lending activity in the fourth quarter was led by commercial lending growth. Mortgage banking activities aligned with cyclical client demand in a continuing rising interest rate environment, while the decline in consumer balances was aligned with the announced strategy to reduce exposure in the lower yielding indirect auto lending portfolio. These results reflect the continued strategic shift of the organization to focus on higher yielding assets.

Horizon Bancorp, Inc. Announces Fourth Quarter and Full Year 2023 Results

Loan Growth by Type
(Dollars in Thousands, Unaudited)
	December 31,	September 30,	QTD	QTD	Annualized
	2023	2023	$ Change	% Change	% Change
Commercial	$2,674,960	$2,589,244	$85,716	3.3%	13.1%
Residential mortgage	681,136	675,399	5,737	0.8%	3.4%
Mortgage warehouse	45,078	65,923	(20,845)	(31.6)%	(125.4)%
Consumer	1,016,456	1,028,436	(11,980)	(1.2)%	(4.6)%
Total loans	4,417,630	4,359,002	58,628	1.3%	5.3%
Loans held for sale	1,418	2,828	(1,410)	(49.9)%	(197.8)%
Total loans and loans held for sale	$4,419,048	$4,361,830	$57,218	1.3%	5.2%

Loan Growth by Type
(Dollars in Thousands, Unaudited)
	December 31,	December 31,	YTD	YTD
	2023	2022	$ Change	% Change
Commercial	$2,674,960	$2,467,422	$207,538	8.4%
Residential mortgage	681,136	653,292	27,844	4.3%
Mortgage warehouse	45,078	69,529	(24,451)	(35.2)%
Consumer	1,016,456	967,755	48,701	5.0%
Total loans	4,417,630	4,157,998	259,632	6.2%
Loans held for sale	1,418	5,807	(4,389)	(75.6)%
Total loans and loans held for sale	$4,419,048	$4,163,805	$255,243	6.1%

Deposit Activity

Total deposit balances of $5.66 billion on December 31, 2023 decreased 0.6% compared to $5.70 billion on September 30, 2023.

The deposit mix at the end of the fourth quarter of 2023 represented the demand for clients to earn more interest on their excess funds and consumers spending excess liquidity. Horizon Bank's (the “Bank”) tenured and granular core deposit relationships remain steadfast, reflecting the value of Horizon's relationship banking model and local community engagement.

Deposit Growth by Type
(Dollars in Thousands, Unaudited)
	December 31,	September 30,	QTD	QTD	Annualized
	2023	2023	$ Change	% Change	% Change
Non–interest bearing	$1,116,005	$1,126,703	$(10,698)	(0.9)%	(3.8)%
Interest bearing	3,369,149	3,322,788	46,361	1.4%	5.5%
Time deposits	1,179,739	1,250,606	(70,867)	(5.7)%	(22.5)%
Total deposits	$5,664,893	$5,700,097	$(35,204)	(0.6)%	(2.5)%

Horizon Bancorp, Inc. Announces Fourth Quarter and Full Year 2023 Results
Total deposit balances of $5.66 billion on December 31, 2023 decreased 3.3% compared to $5.86 billion on December 31, 2022.

Deposit Growth by Type
(Dollars in Thousands, Unaudited)
	December 31,	December 31,	YTD	YTD
	2023	2022	$ Change	% Change
Non–interest bearing	$1,116,005	$1,277,768	$(161,763)	(12.7)%
Interest bearing	3,369,149	3,582,891	(213,742)	(6.0)%
Time deposits	1,179,739	997,115	182,624	18.3%
Total deposits	$5,664,893	$5,857,774	$(192,881)	(3.3)%

Capital

The capital resources of the Company and the Bank continued to exceed regulatory capital ratios for “well capitalized” banks at December 31, 2023. Stockholders’ equity totaled $718.8 million at December 31, 2023 and the ratio of average stockholders’ equity to average assets was 8.97% for the twelve months ended December 31, 2023.

Tangible book value, which excludes intangible assets from total equity, per common share (“TBVPS”) was $12.60, increasing $0.60 during the fourth quarter of 2023. The sale of approximately $382.7 million in securities available for sale (“AFS”) in addition to lower long-term interest rates during the fourth quarter of 2023 reduced unrealized net losses on AFS securities and increased accumulated other comprehensive income (“AOCI”) by $56.8 million. TBVPS increased by $1.01 compared to December 31, 2022. Tangible common equity was 7.09% of tangible assets as of December 31, 2023, an increase of 37 basis points during the quarter and 53 basis points since December 31, 2022.

The following table presents the actual regulatory capital dollar amounts and ratios of the Company and the Bank as of December 31, 2023.

	Actual		Required for Capital Adequacy Purposes		Required for Capital Adequacy Purposes with Capital Buffer		Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio	Amount	Ratio
Total capital (to risk–weighted assets)
Consolidated	$783,753	14.36%	$436,551	8.00%	$572,973	10.50%	N/A	N/A
Bank	713,767	13.12%	435,086	8.00%	571,051	10.50%	$543,858	10.00%
Tier 1 capital (to risk–weighted assets)
Consolidated	733,724	13.45%	327,413	6.00%	463,836	8.50%	N/A	N/A
Bank	663,738	12.20%	326,315	6.00%	462,279	8.50%	435,086	8.00%
Common equity tier 1 capital (to risk–weighted assets)
Consolidated	619,140	11.35%	245,560	4.50%	381,982	7.00%	N/A	N/A
Bank	663,738	12.20%	244,736	4.50%	380,701	7.00%	353,508	6.50%
Tier 1 capital (to average assets)
Consolidated	733,724	9.60%	305,704	4.00%	305,704	4.00%	N/A	N/A
Bank	663,738	8.55%	310,539	4.00%	310,539	4.00%	388,174	5.00%

Horizon Bancorp, Inc. Announces Fourth Quarter and Full Year 2023 Results
Liquidity

The Bank maintains a stable base of core deposits provided by long–standing relationships with individuals and local businesses. These deposits are the principal source of liquidity for Horizon. Other sources of liquidity for Horizon include earnings, loan repayments, investment security cash flows, proceeds from the sale of residential mortgage loans, unpledged investment securities and borrowing relationships with correspondent banks, including the Federal Home Loan Bank of Indianapolis (the “FHLB”). On December 31, 2023, in addition to liquidity available from the normal operating, funding, and investing activities of Horizon, the Bank had approximately $1.4 billion in unused credit lines with various money center banks, including the FHLB and the Federal Reserve Bank. The Bank had approximately $601.7 million of unpledged investment securities on December 31, 2023.

Forward Looking Statements

This press release may contain forward–looking statements regarding the financial performance, business prospects, growth and operating strategies of Horizon Bancorp, Inc. and its affiliates (collectively, “Horizon”). For these statements, Horizon claims the protection of the safe harbor for forward–looking statements contained in the Private Securities Litigation Reform Act of 1995. Statements in this press release should be considered in conjunction with the other information available about Horizon, including the information in the filings we make with the Securities and Exchange Commission (the “SEC”). Forward–looking statements provide current expectations or forecasts of future events and are not guarantees of future performance. The forward–looking statements are based on management’s expectations and are subject to a number of risks and uncertainties. We have tried, wherever possible, to identify such statements by using words such as “anticipate,” “estimate,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance.

Although management believes that the expectations reflected in such forward–looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include: current financial conditions within the banking industry, including the effects of recent failures of other financial institutions, liquidity levels, and responses by the Federal Reserve, Department of the Treasury, and the Federal Deposit Insurance Corporation to address these issues; changes in the level and volatility of interest rates, changes in spreads on earning assets and changes in interest bearing liabilities; increased interest rate sensitivity; the ability of Horizon to remediate its material weaknesses in its internal control over financial reporting; continuing increases in inflation; loss of key Horizon personnel; increases in disintermediation; potential loss of fee income, including interchange fees, as new and emerging alternative payment platforms take a greater market share of the payment systems; estimates of fair value of certain of Horizon’s assets and liabilities; changes in prepayment speeds, loan originations, credit losses, market values, collateral securing loans and other assets; changes in sources of liquidity; economic conditions and their impact on Horizon and its customers, including local and global economic recovery from the pandemic; legislative and regulatory actions and reforms; changes in accounting policies or procedures as may be adopted and required by regulatory agencies; litigation, regulatory enforcement, and legal compliance risk and costs; rapid technological developments and changes; cyber terrorism and data security breaches; the rising costs of cybersecurity; the ability of the U.S. federal government to manage federal debt limits; climate change and social justice initiatives; material changes outside the U.S. or in overseas relations, including changes in U.S. trade relations related to imposition of tariffs, Brexit, and the phase out of the London Interbank Offered Rate (“LIBOR”); the inability to realize cost savings or revenues or to effectively implement integration plans and other consequences associated with mergers, acquisitions, and divestitures; acts of terrorism, war and global conflicts, such as the ongoing conflicts between Russia and Ukraine and Israel and Hamas; and supply chain disruptions and delays. These and additional factors that could cause actual results to differ materially from those expressed in the forward–looking statements are discussed in Horizon’s reports (such as the Annual Report on Form 10–K, Quarterly Reports on Form 10–Q, and Current Reports on Form 8–K) filed with the SEC and available at the SEC’s website (www.sec.gov). Undue reliance should not be placed on the forward–looking statements, which speak only as of the date hereof. Horizon does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to update any forward–looking statement to reflect the events or circumstances after the date on which the forward–looking statement is made, or reflect the occurrence of unanticipated events, except to the extent required by law.

Horizon Bancorp, Inc. Announces Fourth Quarter and Full Year 2023 Results

Financial Highlights
(Dollars in Thousands, Unaudited)

	December 31,	September 30,	June 30,	March 31,	December 31,
	2023	2023	2023	2023	2022
Balance sheet:
Total assets	$7,931,195	$7,959,434	$7,963,353	$7,897,995	$7,872,518
Interest earning deposits & federal funds sold	413,744	76,293	119,637	30,221	12,233
Interest earning time deposits	2,205	2,207	2,452	3,098	2,812
Investment securities	2,492,889	2,831,651	2,889,309	2,958,978	3,020,306
Commercial loans	2,674,960	2,589,244	2,506,279	2,505,459	2,467,422
Mortgage warehouse loans	45,078	65,923	82,345	52,957	69,529
Residential mortgage loans	681,136	675,399	674,751	662,459	653,292
Consumer loans	1,016,456	1,028,436	1,002,885	1,026,076	967,755
Total loans	4,417,630	4,359,002	4,266,260	4,246,951	4,157,998
Earning assets	7,362,395	7,306,490	7,319,100	7,273,921	7,225,833
Non–interest bearing deposit accounts	1,116,005	1,126,703	1,170,055	1,231,845	1,277,768
Interest bearing transaction accounts	3,369,149	3,322,788	3,289,474	3,402,525	3,582,891
Time deposits	1,179,739	1,250,606	1,249,803	1,067,575	997,115
Total deposits	5,664,893	5,700,097	5,709,332	5,701,945	5,857,774
Borrowings	1,353,050	1,356,510	1,352,039	1,311,927	1,142,949
Subordinated notes	55,543	59,007	58,970	58,933	58,896
Junior subordinated debentures issued to capital trusts	57,258	57,201	57,143	57,087	57,027
Total stockholders’ equity	718,812	693,369	709,243	702,559	677,375

Horizon Bancorp, Inc. Announces Fourth Quarter and Full Year 2023 Results

Financial Highlights
(Dollars in Thousands Except Share and Per Share Data and Ratios, Unaudited)
	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2023	2023	2023	2023	2022
Income statement:
Net interest income	$42,257	$42,090	$46,160	$45,237	$48,782
Credit loss expense (recovery)	1,274	263	680	242	(69)
Non–interest income	(20,449)	11,830	10,997	9,620	10,674
Non–interest expense	39,330	36,168	36,262	34,524	35,711
Income tax expense	6,419	1,284	1,452	1,863	2,649
Net income	$(25,215)	$16,205	$18,763	$18,228	$21,165

Per share data:
Basic earnings per share	$(0.58)	$0.37	$0.43	$0.42	$0.49
Diluted earnings per share	(0.58)	0.37	0.43	0.42	0.48
Cash dividends declared per common share	0.16	0.16	0.16	0.16	0.16
Book value per common share	16.47	15.89	16.25	16.11	15.55
Tangible book value per common share	12.60	12.00	12.34	12.17	11.59
Market value – high	14.65	12.68	11.10	16.32	20.00
Market value – low	$9.33	$9.90	$7.75	$10.31	$14.51
Weighted average shares outstanding – Basis	43,649,585	43,646,609	43,639,987	43,583,554	43,574,151
Weighted average shares outstanding – Diluted	43,649,585	43,796,069	43,742,588	43,744,721	43,667,953

Key ratios:
Return on average assets	(1.27)%	0.81%	0.96%	0.94%	1.09%
Return on average common stockholders’ equity	(14.23)	8.99	10.59	10.66	12.72
Net interest margin	2.43	2.41	2.69	2.67	2.85
Allowance for credit losses to total loans	1.13	1.14	1.17	1.17	1.21
Average equity to average assets	8.92	9.03	9.07	8.86	8.55
Efficiency ratio	180.35	67.08	63.44	62.93	60.06
Annualized non–interest expense to average assets	1.98	1.81	1.86	1.79	1.84
Bank only capital ratios:
Tier 1 capital to average assets	8.55	8.77	8.72	8.86	8.89
Tier 1 capital to risk weighted assets	12.20	12.22	12.12	12.65	12.72
Total capital to risk weighted assets	13.12	13.11	13.03	13.56	13.59

Horizon Bancorp, Inc. Announces Fourth Quarter and Full Year 2023 Results

Financial Highlights
(Dollars in Thousands Except Share and Per Share Data and Ratios, Unaudited)
	Twelve Months Ended
	December 31,	December 31,
	2023	2022
Income statement:
Net interest income	$175,744	$199,518
Credit loss expense (recovery)	2,459	(1,816)
Non–interest income	11,998	47,451
Non–interest expense	146,284	143,201
Income tax expense	11,018	12,176
Net income	$27,981	$93,408

Per share data:
Basic earnings per share	$0.64	$2.14
Diluted earnings per share	0.64	2.14
Cash dividends declared per common share	0.64	0.63
Book value per common share	16.47	15.55
Tangible book value per common share	12.60	11.59
Market value – high	16.32	23.45
Market value – low	$7.75	$14.51
Weighted average shares outstanding – Basis	43,623,614	43,568,823
Weighted average shares outstanding – Diluted	43,837,333	43,699,115

Key ratios:
Return on average assets	0.36%	1.24%
Return on average common stockholders’ equity	3.96	13.66
Net interest margin	2.55	2.98
Allowance for credit losses to total loans	1.13	1.21
Average equity to average assets	8.97	9.07
Efficiency ratio	77.92	57.98
Annualized non–interest expense to average assets	1.86	1.90
Bank only capital ratios:
Tier 1 capital to average assets	8.55	8.89
Tier 1 capital to risk weighted assets	12.20	12.72
Total capital to risk weighted assets	13.12	13.59

Horizon Bancorp, Inc. Announces Fourth Quarter and Full Year 2023 Results

Financial Highlights
(Dollars in Thousands Except Ratios, Unaudited)

	December 31,	September 30,	June 30,	March 31,	December 31,
	2023	2023	2023	2023	2022
Loan data:
Substandard loans	$49,526	$47,563	$41,484	$49,804	$56,194
30 to 89 days delinquent	16,595	13,089	10,913	13,971	10,709

Non–performing loans:
90 days and greater delinquent – accruing interest	548	392	1,313	137	92
Trouble debt restructures – accruing interest	—	—	—	—	2,570
Trouble debt restructures – non–accrual	—	—	—	—	1,548
Non–accrual loans	19,076	19,056	20,796	19,660	17,630
Total non–performing loans	$19,624	$19,448	$22,109	$19,797	$21,840
Non–performing loans to total loans	0.44%	0.45%	0.52%	0.47%	0.52%

Allocation of the Allowance for Credit Losses
(Dollars in Thousands, Unaudited)

	December 31,	September 30,	June 30,	March 31,	December 31,
	2023	2023	2023	2023	2022
Commercial	$29,736	$29,472	$30,354	$31,156	$32,445
Residential mortgage	2,503	2,794	3,648	4,447	5,577
Mortgage warehouse	481	714	893	798	1,020
Consumer	17,309	16,719	15,081	13,125	11,422
Total	$50,029	$49,699	$49,976	$49,526	$50,464

Net Charge–offs (Recoveries)
(Dollars in Thousands Except Ratios, Unaudited)

	December 31,	September 30,	June 30,	March 31,	December 31,
	2023	2023	2023	2023	2022
Commercial	$233	$142	$101	$104	$(94)
Residential mortgage	21	(39)	(10)	(6)	(8)
Mortgage warehouse	—	—	—	—	—
Consumer	531	619	183	281	387
Total	$785	$722	$274	$379	$285
Percent of net charge–offs (recoveries) to average loans outstanding for the period	0.02%	0.02%	0.01%	0.01%	0.01%

Horizon Bancorp, Inc. Announces Fourth Quarter and Full Year 2023 Results

Total Non–performing Loans
(Dollars in Thousands Except Ratios, Unaudited)

	December 31,	September 30,	June 30,	March 31,	December 31,
	2023	2023	2023	2023	2022
Commercial	$6,801	$6,969	$8,275	$8,523	$9,330
Residential mortgage	8,063	7,777	8,168	6,926	8,123
Mortgage warehouse	—	—	—	—	—
Consumer	4,761	4,702	5,666	4,348	4,387
Total	$19,625	$19,448	$22,109	$19,797	$21,840
Non–performing loans to total loans	0.44%	0.45%	0.52%	0.47%	0.52%

Other Real Estate Owned and Repossessed Assets
(Dollars in Thousands, Unaudited)

	December 31,	September 30,	June 30,	March 31,	December 31,
	2023	2023	2023	2023	2022
Commercial	$1,124	$1,287	$1,567	$1,567	$1,881
Residential mortgage	182	32	107	203	107
Mortgage warehouse	—	—	—	—	—
Consumer	205	72	7	78	152
Total	$1,511	$1,391	$1,681	$1,848	$2,140

Horizon Bancorp, Inc. Announces Fourth Quarter and Full Year 2023 Results

Average Balance Sheets
(Dollars in Thousands, Unaudited)
	Three Months Ended			Three Months Ended
	December 31, 2023			December 31, 2022
	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
Assets
Interest earning assets
Federal funds sold	$194,975	$2,736	5.57%	$4,023	$34	3.35%
Interest earning deposits	26,400	271	4.07%	8,233	48	2.31%
Investment securities – taxable	1,517,572	8,157	2.13%	1,655,728	8,703	2.09%
Investment securities – non–taxable (1)	1,172,157	6,767	2.90%	1,385,340	7,543	2.73%
Loans receivable (2) (3)	4,327,930	65,583	6.04%	4,038,656	50,859	5.02%
Total interest earning assets	7,239,034	83,514	4.69%	7,091,980	67,187	3.88%
Non–interest earning assets
Cash and due from banks	103,255			96,835
Allowance for credit losses	(49,586)			(51,323)
Other assets	588,113			580,874
Total average assets	$7,880,816			$7,718,366

Liabilities and Stockholders’ Equity
Interest bearing liabilities
Interest bearing deposits	$4,509,268	$27,376	2.41%	$4,555,887	$10,520	0.92%
Borrowings	1,206,462	10,812	3.56%	850,236	5,729	2.67%
Repurchase agreements	132,524	953	2.85%	141,676	311	0.87%
Subordinated notes	58,221	870	5.93%	58,874	881	5.94%
Junior subordinated debentures issued to capital trusts	57,222	1,246	8.64%	56,988	964	6.71%
Total interest bearing liabilities	5,963,697	41,257	2.74%	5,663,661	18,405	1.29%
Non–interest bearing liabilities
Demand deposits	1,125,164			1,321,139
Accrued interest payable and other liabilities	89,162			73,378
Stockholders’ equity	702,793			660,188
Total average liabilities and stockholders’ equity	$7,880,816			$7,718,366

Net interest income / spread		$42,257	1.95%		$48,782	2.59%
Net interest income as a percent of average interest earning assets (1)			2.43%			2.85%

(1) Securities balances represent daily average balances for the fair value of securities. The average rate is calculated based on the daily average balance for the amortized cost of securities. The average rate is presented on a tax equivalent basis.

(2) Includes fees on loans. The inclusion of loan fees does not have a material effect on the average interest rate.
(3) Non–accruing loans for the purpose of the computation above are included in the daily average loan amounts outstanding. Loan totals are shown net of unearned income and deferred loan fees. The average rate is presented on a tax equivalent basis.

Horizon Bancorp, Inc. Announces Fourth Quarter and Full Year 2023 Results

Average Balance Sheets
(Dollars in Thousands, Unaudited)
	Twelve Months Ended			Twelve Months Ended
	December 31, 2023			December 31, 2022
	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
Assets
Interest earning assets
Federal funds sold	$82,865	$4,442	5.36%	$62,211	$165	0.27%
Interest earning deposits	12,930	525	4.06%	13,596	141	1.04%
Investment securities – taxable	1,658,160	34,410	2.08%	1,700,418	33,202	1.95%
Investment securities – non–taxable (1)	1,236,607	28,384	2.91%	1,356,045	29,025	2.71%
Loans receivable (2) (3)	4,244,893	244,544	5.79%	3,845,137	173,500	4.53%
Total interest earning assets	7,235,455	312,305	4.44%	6,977,407	236,033	3.50%
Non–interest earning assets
Cash and due from banks	102,535			99,885
Allowance for credit losses	(49,774)			(52,606)
Other assets	581,412			509,229
Total average assets	$7,869,628			$7,533,915

Liabilities and Stockholders’ Equity
Interest bearing liabilities
Interest bearing deposits	$4,498,588	$85,857	1.91%	$4,513,668	$17,809	0.39%
Borrowings	1,154,714	39,514	3.42%	696,584	11,938	1.71%
Repurchase agreements	137,153	2,964	2.16%	141,048	527	0.37%
Subordinated notes	58,764	3,511	5.97%	58,819	3,522	5.99%
Junior subordinated debentures issued to capital trusts	57,137	4,715	8.25%	56,899	2,719	4.78%
Total interest bearing liabilities	5,906,356	136,561	2.31%	5,467,018	36,515	0.67%
Non–interest bearing liabilities
Demand deposits	1,181,233			1,332,937
Accrued interest payable and other liabilities	75,765			50,330
Stockholders’ equity	706,274			683,630
Total average liabilities and stockholders’ equity	$7,869,628			$7,533,915

Net interest income / spread		$175,744	2.13%		$199,518	2.83%
Net interest income as a percent of average interest earning assets (1)			2.55%			2.98%

(1) Securities balances represent daily average balances for the fair value of securities. The average rate is calculated based on the daily average balance for the amortized cost of securities. The average rate is presented on a tax equivalent basis.

(2) Includes fees on loans. The inclusion of loan fees does not have a material effect on the average interest rate.
(3) Non–accruing loans for the purpose of the computation above are included in the daily average loan amounts outstanding. Loan totals are shown net of unearned income and deferred loan fees. The average rate is presented on a tax equivalent basis.

Horizon Bancorp, Inc. Announces Fourth Quarter and Full Year 2023 Results

Condensed Consolidated Balance Sheets
(Dollars in Thousands)

	December 31, 2023	December 31, 2022
	(Unaudited)
Assets
Cash and due from banks	$519,360	$123,505
Interest earning time deposits	2,205	2,812
Investment securities, available for sale	547,251	997,558
Investment securities, held to maturity (fair value $1,668,601 and $1,681,309)	1,945,638	2,022,748
Loans held for sale	1,418	5,807
Loans, net of allowance for credit losses of $50,029 and $50,464	4,367,601	4,107,534
Premises and equipment, net	94,583	92,677
Federal Home Loan Bank stock	34,509	26,677
Goodwill	155,211	155,211
Other intangible assets	13,626	17,239
Interest receivable	38,710	35,294
Cash value of life insurance	36,157	146,175
Other assets	174,926	139,281
Total assets	$7,931,195	$7,872,518

Liabilities
Deposits
Non–interest bearing	$1,116,005	$1,277,768
Interest bearing	4,548,888	4,580,006
Total deposits	5,664,893	5,857,774
Borrowings	1,353,050	1,142,949
Subordinated notes	55,543	58,896
Junior subordinated debentures issued to capital trusts	57,258	57,027
Interest payable	22,249	5,380
Other liabilities	59,390	73,117
Total liabilities	7,212,383	7,195,143
Commitments and contingent liabilities
Stockholders’ equity
Preferred stock, Authorized, 1,000,000 shares, Issued 0 shares	—	—
Common stock, no par value, Authorized 99,000,000 shares Issued and Outstanding 44,106,174 and 43,937,889 shares	—	—
Additional paid–in capital	356,400	354,188
Retained earnings	429,021	429,385
Accumulated other comprehensive income	(66,609)	(106,198)
Total stockholders’ equity	718,812	677,375
Total liabilities and stockholders’ equity	$7,931,195	$7,872,518

Horizon Bancorp, Inc. Announces Fourth Quarter and Full Year 2023 Results

Condensed Consolidated Statements of Income
(Dollars in Thousands Except Per Share Data, Unaudited)
	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2023	2023	2023	2023	2022
Interest income
Loans receivable	$65,583	$63,003	$60,594	$55,364	$50,859
Investment securities – taxable	8,157	8,788	8,740	8,725	8,702
Investment securities – non–taxable	6,767	7,002	7,059	7,556	7,543
Other	3,007	1,332	475	153	83
Total interest income	83,514	80,125	76,868	71,798	67,187
Interest expense
Deposits	27,376	24,704	18,958	14,819	10,520
Borrowed funds	11,765	11,224	9,718	9,771	6,040
Subordinated notes	870	880	881	880	881
Junior subordinated debentures issued to capital trusts	1,246	1,227	1,151	1,091	964
Total interest expense	41,257	38,035	30,708	26,561	18,405
Net interest income	42,257	42,090	46,160	45,237	48,782
Credit loss expense (recovery)	1,274	263	680	242	(69)
Net interest income after credit loss expense (recovery)	40,983	41,827	45,480	44,995	48,851
Non–interest Income
Service charges on deposit accounts	3,092	3,086	3,021	3,028	2,947
Wire transfer fees	103	120	116	109	118
Interchange fees	3,224	3,186	3,584	2,867	2,951
Fiduciary activities	1,352	1,206	1,247	1,275	1,270
Gains / (losses) on sale of investment securities	(31,572)	—	20	(500)	—
Gain on sale of mortgage loans	951	1,582	1,005	785	1,196
Mortgage servicing income net of impairment	724	631	640	713	637
Increase in cash value of bank owned life insurance	658	1,055	1,015	981	751
Other income	1,019	964	349	362	804
Total non–interest income	(20,449)	11,830	10,997	9,620	10,674
Non–interest expense
Salaries and employee benefits	21,877	20,058	20,162	18,712	19,978
Net occupancy expenses	3,260	3,283	3,249	3,563	3,279
Data processing	2,942	2,999	3,016	2,669	2,884
Professional fees	772	707	633	533	694
Outside services and consultants	2,394	2,316	2,515	2,717	2,985
Loan expense	1,345	1,120	1,397	1,118	1,281
FDIC insurance expense	1,200	1,300	840	540	388
Core deposit intangible amortization	903	903	903	903	925
Other losses	508	188	134	221	118
Other expenses	4,129	3,294	3,413	3,548	3,179
Total non–interest expense	39,330	36,168	36,262	34,524	35,711
Income before income taxes	(18,796)	17,489	20,215	20,091	23,814
Income tax expense	6,419	1,284	1,452	1,863	2,649
Net income	$(25,215)	$16,205	$18,763	$18,228	$21,165
Basic earnings per share	$(0.58)	$0.37	$0.43	$0.42	$0.49
Diluted earnings per share	(0.58)	0.37	0.43	0.42	0.48

Horizon Bancorp, Inc. Announces Fourth Quarter and Full Year 2023 Results

Condensed Consolidated Statements of Income
(Dollars in Thousands Except Per Share Data, Unaudited)
	Twelve Months Ended
	December 31,	December 31,
	2023	2022
Interest income
Loans receivable	$244,544	$173,500
Investment securities – taxable	34,410	33,202
Investment securities – non–taxable	28,384	29,025
Other	4,967	306
Total interest income	312,305	236,033
Interest expense
Deposits	85,857	17,809
Borrowed funds	42,478	12,465
Subordinated notes	3,511	3,522
Junior subordinated debentures issued to capital trusts	4,715	2,719
Total interest expense	136,561	36,515
Net interest income	175,744	199,518
Credit loss expense (recovery)	2,459	(1,816)
Net interest income after credit loss expense (recovery)	173,285	201,334
Non–interest Income
Service charges on deposit accounts	12,227	11,598
Wire transfer fees	448	595
Interchange fees	12,861	12,402
Fiduciary activities	5,080	5,381
Gains / (losses) on sale of investment securities	(32,052)	—
Gain on sale of mortgage loans	4,323	7,165
Mortgage servicing income net of impairment	2,708	4,800
Increase in cash value of bank owned life insurance	3,709	2,594
Death benefit on bank owned life insurance	—	644
Other income	2,694	2,272
Total non–interest income	11,998	47,451
Non–interest expense
Salaries and employee benefits	80,809	80,283
Net occupancy expenses	13,355	13,323
Data processing	11,626	10,567
Professional fees	2,645	1,843
Outside services and consultants	9,942	10,850
Loan expense	4,980	5,411
FDIC insurance expense	3,880	2,558
Core deposit intangible amortization	3,612	3,702
Other losses	1,051	1,046
Other expenses	14,384	13,618
Total non–interest expense	146,284	143,201
Income before income taxes	38,999	105,584
Income tax expense	11,018	12,176
Net income	$27,981	$93,408
Basic earnings per share	$0.64	$2.14
Diluted earnings per share	0.64	2.14

Horizon Bancorp, Inc. Announces Fourth Quarter and Full Year 2023 Results
Use of Non–GAAP Financial Measures

Certain information set forth in this press release refers to financial measures determined by methods other than in accordance with GAAP. Specifically, we have included non–GAAP financial measures relating to net income, diluted earnings per share, pre–tax, pre–provision income, net interest margin, tangible stockholders’ equity, tangible book value per share, efficiency ratio, the return on average assets, the return on average common equity and the return on average tangible equity. In each case, we have identified special circumstances that we consider to be non–recurring and have excluded them. We believe that this shows the impact of such events as a balance sheet restructuring that included the sale of certain lower-yielding securities and the surrender of certain bank owned life insurance policies, extraordinary expenses associated with previously disclosed staffing changes, the launch of Horizon Equipment Finance and the expansion of the Bank's treasury management capabilities, acquisition–related purchase accounting adjustments and swap termination fees, among others we have identified in our reconciliations. Horizon believes these non–GAAP financial measures are helpful to investors and provide a greater understanding of our business and financial results without giving effect to the purchase accounting impacts and one–time costs of acquisitions and non–recurring items. These measures are not necessarily comparable to similar measures that may be presented by other companies and should not be considered in isolation or as a substitute for the related GAAP measure. See the tables and other information below and contained elsewhere in this press release for reconciliations of the non–GAAP information identified herein and its most comparable GAAP measures.

Non–GAAP Reconciliation of Net Income
(Dollars in Thousands, Unaudited)
	Three Months Ended					Twelve Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2023	2023	2023	2023	2022	2023	2022
Net income (loss) as reported	$(25,215)	$16,205	$18,763	$18,228	$21,165	$27,981	$93,408
Swap termination fee	—	—	(1,453)	—	—	(1,453)	—
Tax effect	—	—	305	—	—	305	—
Net income (loss) excluding swap termination fee	(25,215)	16,205	17,615	18,228	21,165	26,833	93,408
(Gain) / loss on sale of investment securities	31,572	—	(20)	500	—	32,052	—
Tax effect	(6,630)	—	4	(105)	—	(6,731)	—
Tax valuation reserve	5,201	—	—	—	—	5,201	—
Net income (loss) excluding (gain) / loss on sale of investment securities	4,928	16,205	17,599	18,623	21,165	57,355	93,408
Death benefit on bank owned life insurance (“BOLI”)	—	—	—	—	—	—	(644)
Net income (loss) excluding death benefit on BOLI	4,928	16,205	17,599	18,623	21,165	57,355	92,764
Extraordinary expenses (1)	705	—	—	—	—	705	—
Tax effect	(148)	—	—	—	—	(148)	—
Net income excluding extraordinary expenses	5,485	16,205	17,599	18,623	21,165	57,912	92,764
BOLI tax expense and excise tax	8,597	—	—	—	—	8,597	—
Net income excluding BOLI tax expense and excise tax	14,082	16,205	17,599	18,623	21,165	66,509	92,764
Adjusted net income	$14,082	$16,205	$17,599	$18,623	$21,165	66,509	$92,764

(1) Extraordinary expenses include costs associated with previously disclosed staffing changes, the launch of Horizon Equipment Finance and the expansion of the Bank's treasury management capabilities.

Horizon Bancorp, Inc. Announces Fourth Quarter and Full Year 2023 Results

Non–GAAP Reconciliation of Diluted Earnings per Share
(Dollars in Thousands, Unaudited)
	Three Months Ended					Twelve Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2023	2023	2023	2023	2022	2023	2022
Diluted earnings per share (“EPS”) as reported	$(0.58)	$0.37	$0.43	$0.42	$0.48	$0.64	$2.14
Swap termination fee	—	—	(0.03)	—	—	(0.03)	—
Tax effect	—	—	0.01	—	—	0.01	—
Diluted EPS excluding swap termination fee	(0.58)	0.37	0.41	0.42	0.48	0.62	2.14
(Gain) / loss on sale of investment securities	0.72	—	—	0.01	—	0.73	—
Tax effect	(0.15)	—	—	—	—	(0.15)	—
Tax valuation reserve	0.12	—	—	—	—	0.12	—
Diluted EPS excluding (gain) / loss on sale of investment securities	0.11	0.37	0.41	0.43	0.48	1.32	2.14
Death benefit on bank owned life insurance (“BOLI”)	—	—	—	—	—	—	(0.01)
Diluted EPS excluding death benefit on BOLI	0.11	0.37	0.41	0.43	0.48	1.32	2.13
Extraordinary expenses(1)	0.02	—	—	—	—	0.02	—
Tax effect	—	—	—	—	—	—	—
Diluted EPS excluding extraordinary expenses	0.13	0.37	0.41	0.43	0.48	1.34	2.13
BOLI tax expense and excise tax	0.20	—	—	—	—	0.20	—
Diluted EPS excluding BOLI tax expense and excise tax	0.33	0.37	0.41	0.43	0.48	1.54	2.13
Adjusted diluted EPS	$0.33	$0.37	$0.41	$0.43	$0.48	$1.54	$2.13

(1) Extraordinary expenses include costs associated with previously disclosed staffing changes, the launch of Horizon Equipment Finance and the expansion of the Bank's treasury management capabilities.

Horizon Bancorp, Inc. Announces Fourth Quarter and Full Year 2023 Results

Non–GAAP Reconciliation of Pre–Tax, Pre–Provision Income
(Dollars in Thousands, Unaudited)
	Three Months Ended					Twelve Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2023	2023	2023	2023	2022	2023	2022
Pre–tax income (loss)	$(18,796)	$17,489	$20,215	$20,091	$23,814	$38,999	$105,584
Credit loss expense	1,274	263	680	242	(69)	2,459	(1,816)
Pre–tax, pre–provision income (loss)	$(17,522)	$17,752	$20,895	$20,333	$23,745	$41,458	$103,768

Pre–tax, pre–provision income (loss)	$(17,522)	$17,752	$20,895	$20,333	$23,745	$41,458	$103,768
Swap termination fee	—	—	(1,453)	—	—	(1,453)	—
(Gain) / loss on sale of investment securities	31,572	—	(20)	500	—	32,052	—
Death benefit on BOLI	—	—	—	—	—	—	(644)
Extraordinary expenses(1)	705	—	—	—	—	705	—
Adjusted pre–tax, pre–provision income	$14,755	$17,752	$19,422	$20,833	$23,745	$72,762	$103,124

(1) Extraordinary expenses include costs associated with previously disclosed staffing changes, the launch of Horizon Equipment Finance and the expansion of the Bank's treasury management capabilities.

Non–GAAP Reconciliation of Net Interest Margin
(Dollars in Thousands, Unaudited)
	Three Months Ended					Twelve Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2023	2023	2023	2023	2022	2023	2022
Net interest income as reported	$42,257	$42,090	$46,160	$45,237	$48,782	$175,744	$199,518
Average interest earning assets	7,239,034	7,286,611	7,212,640	7,201,266	7,091,980	7,235,455	6,977,407
Net interest income as a percentage of average interest earning assets (“Net Interest Margin”)	2.43%	2.41%	2.69%	2.67%	2.85%	2.55%	2.98%

Net interest income as reported	$42,257	$42,090	$46,160	$45,237	$48,782	$175,744	$199,518
Acquisition–related purchase accounting adjustments (“PAUs”)	(175)	(435)	(651)	(367)	(431)	(1,628)	(3,476)
Swap termination fee	—	—	(1,453)	—	—	(1,453)	—
Adjusted net interest income	$42,082	$41,655	$44,056	$44,870	$48,351	$172,663	$196,042
Adjusted net interest margin	2.42%	2.38%	2.57%	2.65%	2.83%	2.51%	2.93%

Horizon Bancorp, Inc. Announces Fourth Quarter and Full Year 2023 Results

Non–GAAP Reconciliation of Tangible Stockholders’ Equity and Tangible Book Value per Share
(Dollars in Thousands, Unaudited)

	December 31,	September 30,	June 30,	March 31,	December 31,
	2023	2023	2023	2023	2022
Total stockholders’ equity	$718,812	$693,369	$709,243	$702,559	$677,375
Less: Intangible assets	168,837	169,741	170,644	171,547	172,450
Total tangible stockholders’ equity	$549,975	$523,628	$538,599	$531,012	$504,925
Common shares outstanding	43,652,063	43,648,501	43,645,216	43,621,422	43,574,151
Book value per common share	$16.47	$15.89	$16.25	$16.11	$15.55
Tangible book value per common share	$12.60	$12.00	$12.34	$12.17	$11.59

Non–GAAP Calculation and Reconciliation of Efficiency Ratio and Adjusted Efficiency Ratio
(Dollars in Thousands, Unaudited)
	Three Months Ended					Twelve Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2023	2023	2023	2023	2022	2023	2022
Non–interest expense as reported	$39,330	$36,168	$36,262	$34,524	$35,711	$146,284	$143,201
Net interest income as reported	42,257	42,090	46,160	45,237	48,782	175,744	199,518
Non–interest income as reported	$(20,449)	$11,830	$10,997	$9,620	$10,674	$11,998	$47,451
Non–interest expense / (Net interest income + Non–interest income) (“Efficiency Ratio”)	180.35%	67.08%	63.44%	62.93%	60.06%	77.92%	57.98%

Non–interest expense as reported	$39,330	$36,168	$36,262	$34,524	$35,711	$146,284	$143,201
Extraordinary expenses(1)	(705)	—	—	—	—	(705)	—
Non–interest expense excluding extraordinary expenses	38,625	36,168	36,262	34,524	35,711	145,579	143,201
Net interest income as reported	42,257	42,090	46,160	45,237	48,782	175,744	199,518
Swap termination fee	—	—	(1,453)	—	—	(1,453)	—
Net interest income excluding swap termination fee	42,257	42,090	44,707	45,237	48,782	174,291	199,518
Non–interest income as reported	(20,449)	11,830	10,997	9,620	10,674	11,998	47,451
(Gain) / loss on sale of investment securities	31,572	—	(20)	500	—	32,052	—
Death benefit on BOLI	—	—	—	—	—	—	(644)
Non–interest income excluding (gain) / loss on sale of investment securities and death benefit on BOLI	$11,123	$11,830	$10,977	$10,120	$10,674	$44,050	$46,807
Adjusted efficiency ratio	72.36%	67.08%	65.12%	62.37%	60.06%	66.68%	58.13%

(1) Extraordinary expenses include costs associated with previously disclosed staffing changes, the launch of Horizon Equipment Finance and the expansion of the Bank's treasury management capabilities.

Horizon Bancorp, Inc. Announces Fourth Quarter and Full Year 2023 Results

Non–GAAP Reconciliation of Return on Average Assets
(Dollars in Thousands, Unaudited)
	Three Months Ended					Twelve Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2023	2023	2023	2023	2022	2023	2022
Average assets	$7,880,816	$7,924,751	$7,840,026	$7,831,106	$7,718,366	$7,869,628	$7,533,915
Return on average assets (“ROAA”) as reported	(1.27)%	0.81%	0.96%	0.94%	1.09%	0.36%	1.24%
Swap termination fee	—	—	(0.07)	—	—	(0.02)	—
Tax effect	—	—	0.02	—	—	—	—
ROAA excluding swap termination fee	(1.27)	0.81	0.91	0.94	1.09	0.34	1.24
(Gain) / loss on sale of investment securities	1.59	—	—	0.03	—	0.41	—
Tax effect	(0.33)	—	—	(0.01)	—	(0.09)	—
Tax valuation reserve	0.26	—	—	—	—	0.07	—
ROAA excluding (gain) / loss on sale of investment securities	0.25	0.81	0.91	0.96	1.09	0.73	1.24
Death benefit on BOLI	—	—	—	—	—	—	(0.01)
ROAA excluding death benefit on BOLI	0.25	0.81	0.91	0.96	1.09	0.73	1.23
Extraordinary expenses(1)	0.04	—	—	—	—	0.01	—
Tax effect	(0.01)	—	—	—	—	—	—
ROAA excluding extraordinary expenses	0.28	0.81	0.91	0.96	1.09	0.74	1.23
BOLI tax expense and excise tax	0.43%	—%	—%	—%	—%	0.11%	—%
ROAA excluding BOLI tax expense and excise tax	0.71%	0.81%	0.91%	0.96%	1.09%	0.85%	1.23%
Adjusted ROAA	0.71%	0.81%	0.91%	0.96%	1.09%	0.85%	1.23%

(1) Extraordinary expenses include costs associated with previously disclosed staffing changes, the launch of Horizon Equipment Finance and the expansion of the Bank's treasury management capabilities.

Horizon Bancorp, Inc. Announces Fourth Quarter and Full Year 2023 Results

Non–GAAP Reconciliation of Return on Average Common Equity
(Dollars in Thousands, Unaudited)
	Three Months Ended					Twelve Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2023	2023	2023	2023	2022	2023	2022
Average common equity	$702,793	$715,485	$710,953	$693,472	$660,188	$706,274	$683,630
Return on average common equity (“ROACE”) as reported	(14.23)%	8.99%	10.59%	10.66%	12.72%	3.96%	13.66%
Swap termination fee	—	—	(0.82)	—	—	(0.21)	—
Tax effect	—	—	0.17	—	—	0.04	—
ROACE excluding swap termination fee	(14.23)	8.99	9.94	10.66	12.72	3.79	13.66
(Gain) / loss on sale of investment securities	17.82	—	(0.01)	0.29	—	4.54	—
Tax effect	(3.74)	—	—	(0.06)	—	(0.95)	—
Tax valuation reserve	2.94	—	—	—	—	0.74	—
ROACE excluding (gain) / loss on sale of investment securities	2.79	8.99	9.93	10.89	12.72	8.12	13.66
Death benefit on BOLI	—	—	—	—	—	—	(0.09)
ROACE excluding death benefit on BOLI	2.79	8.99	9.93	10.89	12.72	8.12	13.57
Extraordinary expenses(1)	0.40	—	—	—	—	0.10	—
Tax effect	(0.08)	—	—	—	—	(0.02)	—
ROACE excluding extraordinary expenses	3.11	8.99	9.93	10.89	12.72	8.20	13.57
BOLI tax expense and excise tax	4.85	—	—	—	—	1.22	—
ROACE excluding BOLI tax expense and excise tax	7.96	8.99	9.93	10.89	12.72	9.42	13.57
Adjusted ROACE	7.96%	8.99%	9.93%	10.89%	12.72%	9.42%	13.57%

(1) Extraordinary expenses include costs associated with previously disclosed staffing changes, the launch of Horizon Equipment Finance and the expansion of the Bank's treasury management capabilities.

Horizon Bancorp, Inc. Announces Fourth Quarter and Full Year 2023 Results

Non–GAAP Reconciliation of Return on Average Tangible Equity
(Dollars in Thousands, Unaudited)
	Three Months Ended					Twelve Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2023	2023	2023	2023	2022	2023	2022
Average tangible equity	$702,793	$715,485	$710,953	$693,472	$660,188	$706,274	$683,630
Less: Average intangible assets	169,401	170,301	171,177	172,139	173,050	170,745	174,003
Average tangible equity	$533,392	$545,184	$539,776	$521,333	$487,138	$535,529	$509,627
Return on average tangible equity (“ROATE”) as reported	(18.76)%	11.79%	13.94%	14.18%	17.24%	5.22%	18.33%
Swap termination fee	—	—	(1.08)	—	—	(0.27)	—
Tax effect	—	—	0.23	—	—	0.06	—
ROATE excluding swap termination fee	(18.76)	11.79	13.09	14.18	17.24	5.01	18.33
(Gain) / loss on sale of investment securities	23.48	—	(0.01)	0.39	—	5.99	—
Tax effect	(4.93)	—	—	(0.08)	—	(1.26)	—
Tax valuation reserve	3.87	—	—	—	—	0.97	—
ROATE excluding (gain) / loss on sale of investment securities	3.66	11.79	13.08	14.49	17.24	10.71	18.33
Death benefit on BOLI	—	—	—	—	—	—	(0.13)
ROATE excluding death benefit on BOLI	3.66	11.79	13.08	14.49	17.24	10.71	18.20
Extraordinary expenses(1)	0.52	—	—	—	—	0.13	—
Tax effect	(0.11)	—	—	—	—	(0.03)	—
ROATE excluding extraordinary expenses	4.07	11.79	13.08	14.49	17.24	10.81	18.20
BOLI tax expense and excise tax	6.39	—	—	—	—	1.61	—
ROATE excluding BOLI tax expense and excise tax	10.46	11.79	13.08	14.49	17.24	12.42	18.20
Adjusted ROATE	10.46%	11.79%	13.08%	14.49%	17.24%	12.42%	18.20%

(1) Extraordinary expenses include costs associated with previously disclosed staffing changes, the launch of Horizon Equipment Finance and the expansion of the Bank's treasury management capabilities.

Horizon Bancorp, Inc. Announces Fourth Quarter and Full Year 2023 Results
Earnings Conference Call

As previously announced, Horizon will host a conference call to review its fourth quarter and full year 2023 financial results and operating performance.

Participants may access the live conference call on January 25, 2024 at 7:30 a.m. CT (8:30 a.m. ET) by dialing 833–974–2379 from the United States, 866–450–4696 from Canada or 1–412–317–5772 from international locations and requesting the “Horizon Bancorp Call.” Participants are asked to dial in approximately 10 minutes prior to the call.

A telephone replay of the call will be available approximately one hour after the end of the conference through February 2, 2024. The replay may be accessed by dialing 877–344–7529 from the United States, 855–669–9658 from Canada or 1–412–317–0088 from other international locations, and entering the access code 5158700.

About Horizon Bancorp, Inc.

Horizon Bancorp, Inc. (NASDAQ GS: HBNC) is the $7.9 billion–asset bank holding company for Horizon Bank, which serves customers across diverse and economically attractive Midwestern markets through convenient digital and virtual tools, as well as its Indiana and Michigan branches. Horizon's retail offerings include prime residential, indirect auto, and other secured consumer lending to in–market customers, as well as a range of personal banking and wealth management solutions. Horizon also provides a comprehensive array of in–market business banking and treasury management services, as well as equipment financing solutions for customers regionally and nationally, with commercial lending representing over half of total loans. More information on Horizon, headquartered in Northwest Indiana's Michigan City, is available at horizonbank.com and investor.horizonbank.com.